Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated September 13, 2010
Relating to Preliminary Prospectus dated September 13, 2010
Registration Statement No. 333-168408

FIG Partners

Ideas and Execution on Financial Institutions

September 2010
Presented By:
Capital Bank Corporation
Capital Bank Corporation
Common Stock Offering

Legal Statement
 This presentation contains forward-looking statements relating to the financial condition, results of operations and business of Capital Bank Corporation. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange
 Commission (the “SEC”), including its Registration Statement on Form S-1, as amended, Annual Report on
 Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Please refer to the
 SEC’s website at www.sec.gov where you can review those documents. Capital Bank Corporation does not undertake a duty to update any forward-looking statements made during this presentation.
 Capital Bank Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents that Capital Bank Corporation has filed with the SEC for more complete information about Capital Bank Corporation and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website, http://www.sec.gov. Alternatively, FIG Partners, LLC will arrange to send you the prospectus if you request by calling toll-free (866) 344-2657.

Issuer: Capital Bank Corporation (NASDAQ: CBKN)
Type of Securities Offered: Common stock
Transaction Size: Approximately $62 million*

Number of Shares: Up to 34.5 million

Pro Forma Shares Outstanding: 47.4 million

Use of Proceeds: General corporate purposes, including to
  strengthen the capital of the Bank and to support
  strategic growth opportunities in the future.

Sole Book Running Manager: FIG Partners, LLC
Pricing Date: MM/DD/2010
Offering Summary
*Based on share price of approximately $1.80

Transaction Rationale
❑ Positions Capital Bank to take advantage of competitor dislocation in desirable geographic markets
❑ Seize opportunities from the “Big Boys” that dominate the markets but are distracted by both the economic downturn and a changing regulatory environment
❑ Positions Capital Bank to potentially take advantage of strategic acquisition opportunities and FDIC-assisted transactions
 ❑ Acquisitions may also include people and teams from other community banks
❑ Improve capital ratios of the Company and the Bank
 ❑ Pro Forma Leverage Ratio of 10.81% at the holding company
 ❑ Pro Forma Total Risk-based Ratio of 14.50% at the holding company
 ❑ Pro Forma TCE of 8.00% at the holding company
❑ Provides the capital flexibility to consider repayment of TARP Preferred
 Stock and associated warrants

CAPITAL BANK
CORPORATION

- **Board of Directors**
  - **B. Grant Yarber**
    President/CEO
    CBKN: 7 Years
    Banking: 22 Years
    Age: 46
    - **Michael R. Moore**
      EVP/CFO
      CBKN: 4 Years
      Banking: 30 Years
      Age: 53
      - Accounting
      - Finance
    - **David C. Morgan**
      EVP/Chief Banking Officer
      CBKN: 7 Years
      Banking: 27 Years
      Age: 50
      - Commercial & Retail Lending
      - High Net Worth Customers
    - **Mark J. Redmond**
      EVP/Chief Credit Officer
      CBKN: 5 Years
      Banking: 17 Years
      Age: 43
      - Problem Credits
      - Credit Administration
      - Special Assets
    - **Ralph J. Edwards**
      SVP/T&O Executive Officer
      CBKN: 2 Years
      Banking: 30 Years
      Age: 54
      - Branch Operations
      - Information Systems
      - Compliance
      - Loan Servicing

FIG Partners

Organizational Chart

CAPITAL BANK
CORPORATION

Western
Triad
Triangle
Sandhills
Charlotte
NORTH CAROLINA
SOUTH CAROLINA
VIRGINIA
TENNESSEE
Sandhills
Triad
Triangle
Western

- Capital Bank Corporation, established in North Carolina in March 1999
- NASDAQ Listed: CBKN
- Headquartered in Raleigh, NC
  - 32 statewide banking offices
- 391 Employees (FTE)
- $1.7 billion in total assets
- $1.3 billion in net loans
- $1.4 billion in total deposits
- 4 Bank & Thrift Acquisitions
  - 2006: 1st State Bancorp, Inc.
  - 2002: High Street Corp.
  - 2001: First Community Financial Corp.
  - 1998: Home Savings Bank of Siler City, Inc.

FIG Partners

Franchise Profile
Source: SNL Financial, Company Filings
Note: Financial information as of June 30, 2010
❑ Capital Bank’s vision is to be North Carolina’s most respected and profitable community bank through its commitment to providing hometown, personal service for its loyal customers, enhancing shareholder value by way of consistent earnings and giving back to the communities it serves.

CAPITAL BANK CORPORATION

Capital Bank			Total Market Area [3]					
	June 2010		June '09 Deposit Data [2]					
			Deposits in	CBKN			'10-'15 Projected	2010 Median
Market Area [1]	Deposits ($MM)	Loans ($MM)	Market Area ($MM)	Market Share (%)	'08 - '09 Growth (%)	2010 Population	Population Growth	Household Income[4] ($)
Triangle (13 branches)	626	762	19,211	3.1	16.8	1,221,563	12.7%	59,240
Sandhills (9 branches)	249	212	5,227	5.0	69.1	626,818	7.3%	46,955
Triad (5 branches)	373	162	2,404	16.2	0.1	150,355	7.4%	49,882
Western (5 branches)	123	215	9,144	1.4	14.6	580,649	5.1%	48,139
Total	1,371	1,351	35,986	3.8	16.7	2,579,385	8.1%	49,011
						North Carolina	8.3%	50,887
						USA	3.8%	54,442

FIG Partners

Attractive, Diverse Markets
(1) The Triangle market area is comprised of the Raleigh-Cary MSA and Granville County; the Sandhills market area is comprised of the Fayetteville MSA, and the counties of Chatham, Robeson and Lee; the Triad market area is comprised of the Burlington MSA; the Western market area is comprised of the Asheville MSA and Catawba County
(2) FDIC deposit data as of June 30, 2009
(3) Per SNL Financial
(4) Weighted-average based on FDIC deposit data as of June 30, 2009
❑ Strategic franchise positioning

- Wake County, where the Triangle Region is located, is currently estimated to be the most populous county in the state (3)

Triangle Market [1]		Company	Headquarters	# of Branches in Market	Total Assets [2]	June '09 Total Deposits	June '09 Market Share	June '08 Total Deposits	June '08 Market Share
Deposits in Market = $19,211	1	Wells Fargo & Company	San Francisco, CA	45	1,225,862	4,956	26.5	4,869	29.2
	2	BB&T Corporation	Winston-Salem, NC	37	155,083	2,797	14.4	2,254	12.9
	3	First Citizens BancShares Inc.	Raleigh, NC	39	21,106	2,077	11.1	1,660	10.0
	4	Royal Bank of Canada	Raleigh, NC	24	704,424	1,538	7.7	1,529	8.6
	5	Bank of America Corporation	Charlotte, NC	20	2,363,878	1,405	7.5	1,213	7.3
	6	SunTrust Banks Inc.	Atlanta, GA	32	170,668	909	4.1	1,023	5.3
	7	Paragon Commercial Corporation	Raleigh, NC	1	1,351	764	4.1	853	5.1
	8	Four Oaks Fincorp Inc.	Four Oaks, NC	12	947	628	3.4	540	3.2
	9	Greystone Bank	Raleigh, NC	1	505	617	3.3	323	1.9
	10	Capital Bank Corporation	Raleigh, NC	13	1,694	605	3.2	518	3.1
	11	North State Bancorp	Raleigh, NC	6	651	604	3.2	513	3.1
	12	Crescent Financial Corporation	Cary, NC	10	986	523	2.8	431	2.6
	13	Fidelity Bancshares, Inc.	Fuquay-Varina, NC	17	1,388	396	1.9	391	2.1
	14	TrustAtlantic Financial Corporation	Raleigh, NC	3	357	249	1.3	153	0.9
	15	KS Bancorp Inc.	Smithfield, NC	8	344	188	1.0	184	1.1
	16	Regions Financial Corporation	Birmingham, AL	2	135,340	120	0.6	20	0.1
	17	CapStone Bank	Raleigh, NC	1	200	108	0.6	89	0.5
	18	Fifth Third Bancorp	Cincinnati, OH	5	112,025	99	0.5	70	0.4
	19	Patriot State Bank	Fuquay-Varina, NC	2	140	98	0.5	51	0.3
	20	Wake Forest Bancshares	Wake Forest, NC	1	111	90	0.5	87	0.5
		Top 20 Institutions		279		18,771		16,774

Triangle Region
Note: Dollars in millions
(1) Comprised of the Raleigh-Cary MSA and Granville County
(2) Financial data as of most recent quarter
(3) The News & Observer July 18, 2010
Source: SNL Financial
❑ Raleigh, the capital of North Carolina is located within region

CAPITAL BANK CORPORATION

- **#1 Major metropolitan market that offers the best quality of life in the United States**
  – Portfolio.com, May 2010
- **#3 Best place for business and careers**
  – Forbes.com, April 2010
- **#1 Most wired city**
  – Forbes.com, March 2010
- **#3 Fastest growing metropolitan area in the country**
  – U.S. Census, March 2010
- **#3 Best metropolitan area for small business vitality**
  – Bizjournals, January 2010
- **#3 Best place to launch a small business**
  – CNNMoney.com, October 2009
- **#1 City with best economic potential**
  – fDi Magazine, April 2009
- **#1 City where Americans are relocating**
  – Forbes.com, March 2009
- **#1 Fastest growing metropolitan area in the country**
  – U.S. Census, March 2009
- **#1 Best place for business and careers**
  – Forbes.com, March 2009
- **#1 Top city for small business**
  – Bizjournals, February 2009

FIG Partners

Triangle Region

❑ Triangle region is heavily influenced by three major universities
 ❑ University of North Carolina - Chapel Hill
 ❑ Duke University - Durham
 ❑ North Carolina State University
 ❑ North Carolina State is located in Raleigh and hosts 31,000 students and 8,000 faculty and staff members. It is the largest 4 year university in North Carolina (1)
 ❑ North Carolina State has a significant impact on the economy and the technology market in North Carolina. NCSU is ranked 3rd among all public institutions (without medical schools) in industry-sponsored research. The university’s annual research expenditures approach $325 million with 70% of the faculty participating in some research. (2)
❑ Unemployment in the Triangle is historically below the national rate. (3)
❑ Research triangle posted a record $1.9 billion in investments from companies planning to relocate or expand in 2009, creating more than 10,000 jobs
❑ Major employers in the region include:
 ❑ State of North Carolina
 ❑ Wake County Public Schools
 ❑ IBM
 ❑ North Carolina State University
 ❑ WakeMed Health & Hospitals
Triangle Region
Source:
(1) 2009 NCSU Chancellors Report
(2) www.NCSU.edu
(3) US Bureau of Labor Statistics

CAPITAL BANK CORPORATION

Sandhills Market [5]		Company	Headquarters	# of Branches in Market	Total Assets [6]	June '09 Total Deposits	June '09 Market Share	June '08 Total Deposits	June '08 Market Share
Deposits in Market = $5,266	1	BB&T Corporation	Winston-Salem, NC	28	155,083	1,668	33.7	1,548	32.8
	2	Royal Bank of Canada	Raleigh, NC	13	704,424	619	12.5	568	12.1
	3	First Citizens BancShares Inc.	Raleigh, NC	18	21,106	557	11.2	534	11.3
	4	Wells Fargo & Company	San Francisco, CA	8	1,225,862	550	11.1	544	11.5
	5	First Bancorp	Troy, NC	9	3,393	443	8.9	424	9.0
	6	Bank of America Corporation	Charlotte, NC	7	2,363,878	294	5.9	283	6.0
	7	Capital Bank Corporation	Raleigh, NC	9	1,694	261	5.3	260	5.5
	8	New Century Bancorp Inc.	Dunn, NC	5	663	199	4.0	187	4.0
	9	Lumbee Guaranty Bank	Pembroke, NC	12	270	187	3.8	177	3.8
	10	SunTrust Banks, Inc.	Atlanta, GA	5	170,668	178	3.6	192	4.1
		Top 10 Institutions		114		4,954		4,716	

FIG Partners

Sandhills Region
(1) Per GlobalSecurity.org military facilities description (http://www.globalsecurity.org/military/facility/fort-bragg.htm)
(2) Comprehensive Regional Growth Plan for the Fort Bragg Region, BRAC Regional Task Force, September 2008
(3) North Carolina’s Military Footprint, North Carolina Department of Commerce, June 2008
(4) Market comprised of Fayetteville MSA and counties of Chatham, Robeson and Lee
(5) Financial data as of most recent quarter
(6) Fort Bragg Public Affairs Office
Source: SNL Financial
❑ Significant growth due to Base Realignment and Closure (BRAC) process
 ❑ Fort Bragg - largest global Army installation with 10% of Army’s active forces (1)
 ❑ 2006 - 2013: $1.6 billion in military-related construction; $1.1 billion economic development (2) (3)
 ❑ $30 billion of U.S. defense budget - “North Carolina’s All-American Defense Corridor” (2)
 ❑ Significant user of local housing. On-base housing only provides 6,188 family units while the base employs 261,091 people comprised of soldiers, dependents and civilians (4)
Note: Dollars in millions

Alamance Region
❑ Top employers include
 ❑ Laboratory Corp of America
 ❑ Alamance-Burlington School System
 ❑ Alamance Regional Medical Center
 ❑ Elon University
 ❑ Alamance County Government
 ❑ Wal-Mart Stores, Inc.
Sandhills Region
❑ Top employers include
 ❑ Fort Bragg
 ❑ Cumberland County Schools
 ❑ Goodyear Tire Co.
 ❑ Cape Fear Valley Medical Center
 ❑ Cumberland County Government
 ❑ Purolator
❑ Fort Bragg and Hope Air Force Base have a
 significant impact on the economy providing
 approximately $4.5 billion annually to the
 economy
Western Region
❑  Top employers include
 ❑ Buncombe County Public Schools
 ❑ Mission Health System and Hospital
 ❑ City of Asheville
 ❑ The Biltmore Company
 ❑ Buncombe County Government
 ❑ The Grove Park Inn Resort

3rd Quarter Update & Outlook
❑ Q2 ’10 nonperforming assets and restructured loans of $97.5 million (5.76% of assets) are anticipated to remain at or near the same level for Q3 ’10.
❑ Detailed interim review of loan portfolio included an update of collateral values for impaired loans and an update to loss factors for performing loan pools based on current default and loss data.
 ❑ Same process used to determine adequate level for allowance for loan losses.
 ❑ Q3 ’10 provision estimated to range between $6.2 million and $6.8 million.
 ❑ Q3 ’10 net charge-offs estimated to range between $5.8 million and $6.2 million.
❑ Anticipate that all regulatory capital ratios will remain in excess of “well capitalized” levels in
 Q3 ’10.
 ❑ Q3 ’10 total risk based capital ratio estimated to range from 10.5% to 10.6%
❑ Due to declining funding costs through disciplined pricing controls in a declining interest rate environment, net interest margin is estimated to range between 3.40% to 3.45% in Q3 ’10.
❑ Q3 ’10 noninterest income is expected to be approximately $150 thousand less than Q2 ’10.
❑ Q3 ’10 noninterest expense is expected to be approximately $1.0 million higher than Q2 ’10.
 ❑ Due to write downs of certain ORE properties in Q3 ’10 as well as increases in loan collection and ORE costs compared with Q2 ’10.
❑ Gross loans held for investment have decreased by approximately $24 million from Q2 ’10 through
 August 31, 2010 as management continues to focus on capital preservation and asset quality.
 ❑ Current estimates for Q3 ’10 show that loan balances will continue to decline.
Source: Company Filings

2nd Quarter Overview
❑ Q2 ’10 Financial Results
 ❑ Pre-tax, pre-provision income for April - June 2010 equaled $2.9 million
 ❑ 15%+ increase over Q1 ’10
 ❑ Net interest margin for April - June 2010 equaled 3.25%
 ❑ Gross loans increased approximately $58 million from June 30, 2009 through June 30, 2010
 ❑ Noninterest expense equaled $12.4 million for April - June 2010
 ❑ $12.5 million for Q2 ’09
 ❑ NPAs at June 30, 2010 of $91 million, or approximately 5% of total assets
 ❑ NPAs totaled $74 million, or 4% of total assets, as of March 31, 2010
 ❑ Increase driven primarily by two factors:
 ❑ Difficult economic conditions
 ❑ Troubled real estate markets
 ❑ Q2 ’10 loan loss provision of $20 million

CAPITAL BANK CORPORATION

($000)
25,000
20,000
15,000
10,000
5,000
0
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
2006
2007
2008
2009
1Q10**
2Q10**
Income
ROA

FIG Partners

Pre-Tax, Pre-Provision (FTE)*
* See page 41 for non-GAAP reconciliation table.
** 1Q10 and 2Q10 annualized. Dark green represents actual pre-tax, pre-provision income for the respective quarters.
Sources: SNL Financial, FIG Partners, Company Filings.

CAPITAL BANK CORPORATION

3.94%
3.52%
3.07%
3.14%
3.22%
3.25%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2006
2007
2008
2009
1Q10
2Q10
Net Interest Margin

Net Interest Income	2006	2007	2008	2009	1Q10	2Q10
	46,182	44,114	42,596	48,878	12,550	12,744

Noninterest Expense / Average Assets

3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
0.02%
0.02%
0.04%
0.16%
0.15%
2.69%
2.67%
2.58%
2.78%
2.74%
2006
2007
2008
2009
YTD 2010
Other NIE
FDIC Assessments

FIG Partners

Net Interest Margin |
Sources: SNL Financial, Company Filings
Note: Dollars in thousands
Expense Management
❑ Employee and operating costs
 ❑ Controlling headcount, eliminated 401k match, no incentive comp
 ❑ Analyzed every major vendor relationship for inefficiencies
❑ Branch network
 ❑ Close / consolidate branches in slower growth markets
❑ Systems scalability

CAPITAL BANK CORPORATION

($000's)	3Q 09	4Q 09	1Q 10	2Q 10
Residential land and development	$ 170,206	$ 162,733	$ 146,163	$ 134,298
Residential construction	117,810	100,724	101,313	91,676
Commercial land and development	121,479	128,745	130,298	150,995
Commercial construction	57,261	59,918	78,674	94,328
Multifamily	43,583	43,379	43,631	40,808
Other non-residential commercial real estate	188,406	202,295	196,546	170,426
First lien	129,355	149,033	149,763	155,591
Junior lien	16,498	16,341	15,599	14,392
Home equity lines of credit	96,886	97,129	96,556	93,717
Commercial owner occupied	191,112	194,729	186,812	180,904
Commercial and industrial	178,879	183,733	181,111	175,247
Consumer	9,749	9,692	7,617	6,962
Municipal	18,382	24,826	24,791	24,913
Agriculture	15,670	15,089	15,062	14,986
Other	1,967	1,936	2,149	1,858
Total loans	$ 1,357,243	$ 1,390,302	$ 1,376,085	$ 1,351,101

FIG Partners

Loan Portfolio – Over Time
Source: Company Filings

CAPITAL BANK CORPORATION

Total CRE Portfolio: $683 million at 06/30/10

Loans by Type

Multifamily 7%
Office 10%
Retail 13%
Warehouse 2%
Industrial 1%
Other Commercial 13%
Unimproved Land 12%
A&D Commercial 8%
A&D Residential 21%
1-4 Family 13%

Loans by Area

Western 14%
Triad 6%
Sandhills 12%
Triangle 68%

FIG Partners

Loan Portfolio – CRE
❑ CRE Portfolio at 06/30/10 is well diversified between a large variety of uses
❑ Loans monitored closely; onsite inspections annually for properties valued at $1 million or more
❑ Average loan amount for CRE portfolio at 06/30/10 is $395 thousand
Source: Company Filings

CAPITAL BANK
CORPORATION

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
September-09
December-09
March-10
June-10
Home improvement
1-4 Family Construction - Owner Occupied
1-4 Family Construction - Presales
1-4 Family Construction - Spec homes
Construction - CRE
Vacant Land
Residential A&D
Commercial A&D
Residential lots
Commercial lots

($000's)	3Q 09	4Q 09	1Q 10	2Q 10
Commercial lots	$ 15,080	$ 8,130	$ 8,127	$ 10,406
Residential lots	43,330	41,805	36,377	30,601
Commercial A&D	46,612	48,432	49,027	57,356
Residential A&D	126,876	120,928	109,786	103,697
Vacant Land	59,787	72,183	73,144	83,233
Construction - CRE	57,261	59,918	78,674	94,328
1-4 Family Construction - Spec homes	100,173	84,976	82,985	75,399
1-4 Family Construction - Presales	5,371	3,965	5,258	3,895
1-4 Family Construction - Owner Occupied	7,804	7,201	8,629	9,202
Home improvement	4,462	4,582	4,441	3,180
	466,756	452,120	456,448	471,297

FIG Partners

Source: Company Filings
Loan Portfolio – C&D

CAPITAL BANK CORPORATION

Total C&D Portfolio: $471 million at 06/30/10

Loans by Type

1%
1%
2%
2%
6%
12%
16%
20%
22%
18%
Commercial lots - 2%
Residential lots - 6%
Commercial A&D - 12%
Residential A&D - 22%
Vacant Land - 18%
Construction - CRE - 20%
1-4 Family Construction - Spec homes - 16%
1-4 Family Construction - Presales - 1%
1-4 Family Construction - Owner Occupied - 2%
Home improvement - 1%

Loans by Area

Triad
3%
Western
11%
Sandhills
13%
Triangle
73%

FIG Partners

Loan Portfolio – C&D
Source: Company Filings

Credit Quality
❑ In addition to the 3rd Party loan review performed in December 2009, the
 Company also has been through a full regulatory exam and FIG required a new loan review by another 3rd Party, Solomon Edwards Group, LLC (“SEG”) which was completed in late July/early August.
❑ The SEG review focused on management’s effectiveness in:
 ❑ Properly risk rating the Company’s loan assets
 ❑ Providing realistic assumptions regarding FAS 114 impairment levels
 ❑ Providing for adequate loan loss reserves
 ❑ Demonstrating the ability to minimize losses through workout and loss mitigation for OREO and adversely classified assets
❑ Approximately 50% of the portfolio was reviewed including all classified assets and most of the residential acquisition & development portfolio.
❑ This review resulted in very few differences of opinion between SEG and
 Company management.

❑ Non-accrual loans
 ❑ $74.9 million; 5.54% of loans
 ❑ Average NPL = $663,000
 ❑ Largest non-accrual relationships
 1) $17.1 million residential land / development loan in Triangle Region
 2) $10.0 million residential land / development loan in Triangle Region
 3) $8.4 million commercial land / development loan in Triangle Region
 4) $7.7 million commercial owner occupied and construction and industrial loan in Western Region
 ❑ Approximately 113 loans make up the remaining NPLs
 ❑ Total NPLs per market
 1) Triangle = $55.2 million; 7.23% NPLs / Loans
 2) Sandhills = $2.5 million; 1.16% NPLs / Loans
 3) Triad = $0.7 million; 0.44% NPLs / Loans
 4) Western = $16.5 million; 7.71% NPLs / Loans
Credit Quality – Nonperforming Loans

CAPITAL BANK CORPORATION

	2006 Y	2007 Y	2008 Y	2009 Y	1Q 10	2Q 10
Non-performing Assets ($000)						
Non-accrual Loans	4,902	5,982	9,115	39,512	58,205	74,876
Restructured Loans	0	0	5,843	34,177	24,814	6,570
OREO	1,111	1,571	1,347	10,732	15,635	16,088
Total Non-performing Assets	6,013	7,553	16,305	84,421	98,654	97,534
Loan Loss Reserve ($000)						
Loan Loss Reserve - Beginning	9,592	13,347	13,571	14,795	26,081	29,160
Charge-offs	5,259	5,252	4,568	12,197	8,758	13,483
Recoveries	777	1,870	1,071	419	103	48
Provision	587	3,606	3,876	23,064	11,734	20,037
Adjustments	7,650	0	845	0	0	0
Loan Loss Reserve - Ending	13,347	13,571	14,795	26,081	29,160	35,762
Asset Quality Ratios (%)						
NPAs/Assets	0.42	0.50	0.99	4.87	5.67	5.76
NPAs/Loans&OREO	0.60	0.69	1.30	6.03	7.09	7.12
Non-accrual Loans / Loans	0.49	0.55	0.73	2.84	4.23	5.54
NPLs/Loans	0.49	0.55	1.19	5.30	6.03	6.03
Reserves/NPLs	272.28	226.86	98.91	35.39	35.12	43.91
Loan Loss Reserves/Gross Loans	1.32	1.24	1.18	1.88	2.12	2.65
Loan Loss Reserves/NPAs	221.97	179.68	90.74	30.89	29.56	36.67
NCOs/Average Loans	0.46	0.32	0.30	0.89	2.48	3.91
Loan Loss Provision / NCO	13.1	106.6	110.8	195.8	135.6	149.1

FIG Partners

Credit Quality
Source: SNL Financial

CAPITAL BANK CORPORATION

June 30, 2010

Type	Total Portfolio	% of Total	Credit Quality: Nonaccrrual Loans	% Non-accruals	ALLL	ALLL / Loans	YTD NCOs	YTD NCOs / Avg Loans
Commercial non-owner occupied real estate:								
Residential land / development	$134,298	9.94	$40,565	30.21	$4,825	3.59	$10,557	14.22
Residential construction	91,676	6.79	3,700	4.04	3,247	3.54	2,983	6.20
Commercial land / development	150,995	11.18	11,981	7.93	3,725	2.47	1,426	2.04
Commercial construction	94,328	6.98	0	0.00	1,999	2.12	0	0.00
Multifamily	40,808	3.02	0	0.00	564	1.38	15	0.07
Other non-residential commercial real estate	170,426	12.61	4,935	2.90	3,140	1.84	248	0.27
Total commercial non-owner occupied real estate	682,531	50.52	61,181	8.96	17,500	2.56	15,229	4.41
Commercial owner occupied real estate	180,904	13.39	4,854	2.68	3,843	2.12	1,886	2.01
Commercial:								
Commercial and industrial	175,247	12.97	3,311	1.89	9,949	5.68	2,325	2.59
Consumer real estate:								
First lien mortgages, closed-end	155,591	11.52	4,308	2.77	2,481	1.59	1,220	1.60
Junior lien mortgages, closed-end	14,392	1.07	249	1.73	453	3.15	752	9.79
Home equity lines	93,717	6.94	185	0.20	750	0.80	286	0.60
Total consumer real estate	263,700	19.52	4,742	1.80	3,684	1.40	2,258	1.72
Consumer	6,962	0.52	7	0.10	551	7.91	183	4.40
Other	41,757	3.09	781	1.87	235	0.56	209	1.00
Total	$1,351,101	100.00	$74,876	5.54	$35,762	2.65	$22,090	3.19

FIG Partners

Credit Quality
Note: Dollars in thousands
Source: Company Filings

CAPITAL BANK CORPORATION

NPLs / Loans

8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
2.26
2.71
3.98
2.57
3.13
3.97
3.50
3.37
4.41
5.30
4.00
4.85
6.03
4.83
5.01
6.03
6.26
7.20
2009Q1
2009Q2
2009Q3
2009Q4
2010Q1
2010Q2

NCOs / Average Loans

4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
0.73
0.76
0.97
0.49
1.05
1.79
0.80
1.41
2.60
1.52
2.67
2.81
2.48
1.29
1.34
3.91
2.28
1.98
2009Q1
2009Q2
2009Q3
2009Q4
2010Q1
2010Q2

CBKN

CBKN NC Peers(1)

CBKN SE Peers(2)

FIG Partners

(1) CBKN peer group includes FBNC, YAVY, BNCN, FNBN, NBBC, SCMF, PEBK, CSBC, GRAN, CRFN, ECBE, FSBK, CLBH, NCBC, WBNK, BCAR
(2) CBKN peer group includes STEL, VCBI, CCBG, CHCO, GRNB, ABCB, FCBC, YAVY, BNCN, SBCF, CFNL, FNBN, NBBC, LION, CSFL, SCMF, TIBB, SMMF
Source: SNL Financial
Credit Quality – Peer Comparison

CAPITAL BANK CORPORATION

Six Months Ended 06/30/10
Charge-offs: $22.2 million

194
210
2,342
2,134
23
1,996
15,053
289
0
C & D
Farm & Ag
HELOC
1 - 4 Family
Multifamily
CRE
C & I
Consumer
Other

Cumulative 2007 to 06/30/10
Charge-offs: $44.3 million

941
940
7,168
5,662
22,822
5,882
35
808
0
C & D
Farm & Ag
HELOC
1 - 4 Family
Multifamily
CRE
C & I
Consumer
Other

2007 - 2010 Charge-offs

($000's)	2007 Y	2008 Y	2009 Y	2010 YTD	Cumulative
C & D	578	1,614	5,577	15,053	22,822
Farm & Ag	0	0	0	0	0
HELOC	32	21	466	289	808
1 - 4 Family	2,232	104	1,550	1,996	5,882
Multifamily	0	0	12	23	35
CRE	714	377	2,437	2,134	5,662
C & I	1,265	1,659	1,902	2,342	7,168
Consumer	403	92	252	194	941
Other	28	701	1	210	940
Total Charge-offs	5,252	4,568	12,197	22,241	44,258

FIG Partners

Loan Charge-offs
Source: Regulatory Filings - Y-9 Report

Deposit Mix - June 30, 2010

Non-interest
bearing
demand
10%
Interest
bearing
demand
14%
Savings
2%
MMDA
11%
CD <$100k
31%
CD > $100k
23%
Brokered
9%

Deposit Mix -Rolling 8 Quarters

1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10
Brokered Deposits
CD > $100k
CD < $100k
Money Market
Savings
Interest Checking
Noninterest Checking

Funding Overview
Deposit Portfolio Snapshot
Total Deposits $1,371 million at 06/30/10
Sources: SNL Financial, FIG Partners, Company Filings.

CAPITAL BANK CORPORATION

$ 000's	Capital Bank Corporation Actual 6/30/2010	Capital Bank Corporation Capital Raise	Capital Bank Corporation Pro Forma	Capital Bank Actual 6/30/2010	Capital Bank Capital Raise	Capital Bank Pro Forma
Total Common Equity	$ 84,200	$ 57,974 *	$ 142,174	$ 113,302	$ 57,974 *	$ 171,276
Preferred Equity	41,279		41,279	41,279		41,279
Less Unrealized Gains AFS	(4,210)		(4,210)	(4,210)		(4,210)
Qualifying TRUPs	30,000		30,000	-		-
Goodwill and other Intangibles	(2,241)		(2,241)	(2,241)		(2,241)
Disallowed DTA & Other	(17,883)		(17,883)	(17,883)		(17,883)
Tier I Capital	131,145		189,119	130,247		188,221
Tier II Qualifying TRUPs/Sub Debt	3,393		3,393	3,393		3,393
Qualifying ALLL	18,247		18,247	18,226		18,226
Other	10		10	10		10
Total Risk Based Capital	$ 152,795		$ 210,769	$ 151,876		$ 209,850
Total Assets	$ 1,694,336	$ 57,974	$ 1,752,310	$ 1,693,331	$ 57,974	$ 1,751,305
Leverage Assets	$ 1,691,763	$ 57,974	$ 1,749,737	$ 1,697,336	$ 57,974	$ 1,755,310
Gross Risk-Weighted Assets	$ 1,441,766	$ 11,595	$ 1,453,361	$ 1,440,100	$ 11,595	$ 1,451,695
Capital Ratios						
TCE/Tangible Assets	4.84%		**8.00%**	6.57%		**9.66%**
Leverage Ratio	7.75%		**10.81%**	7.67%		**10.72%**
Tier I Risk-based Capital	9.10%		**13.01%**	9.04%		**12.97%**
Total Risk-based Capital	10.60%		**14.50%**	10.55%		**14.46%**

FIG Partners

Offering Overview
Pro Forma Capital Ratios
*Based on $1.80 per share offering price.

CAPITAL BANK CORPORATION

Tier 1 Leverage Ratio
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
9.42%
9.36%
9.12%
9.10%
8.94%
9.01%
10.58%
8.44%
9.74%
8.94%
8.41%
8.97%
7.75%
8.04%
9.48%
10.81%
2006
2007
2008
2009
6/30/2010
6/30/2010PF*
CBKN
NC Peer Avg.
SE Peer Avg.

Total Risk-Based Capital Ratio
20.0%
16.0%
12.0%
8.0%
4.0%
0.0%
11.92%
12.31%
12.39%
11.28%
11.50%
12.12%
13.24%
11.39%
13.23%
11.41%
12.32%
13.28%
10.60%
12.57%
14.15%
14.50%
2006
2007
2008
2009
6/30/2010
6/30/2010 PF*
CBKN
NC Peer Avg.
SE Peer Avg.

Tangible Common Equity / Tangible Assets**
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
7.16%
7.58%
7.36%
6.94%
7.27%
7.09%
6.26%
6.42%
6.30%
5.53%
5.69%
6.00%
4.84%
5.74%
6.39%
8.00%
2006
2007
2008
2009
6/30/2010
6/30/2010 PF*
CBKN
NC Peer Avg.
SE Peer Avg.

FIG Partners

Strong Capital Ratios – Consolidated
* Pro Forma assumes $58.0 million of additional capital raised.
** See page 40 for non-GAAP reconciliation table.
Source: SNL Financial, FIG Partners, Company Filings.

❑ Timing . . . significant opportunities to enhance franchise through strategic transactions and organic growth
❑ Strengthen capital
❑ Experienced, proven management team
❑ Attractive operating markets with economic momentum
❑ Positive financial performance trends
❑ Disciplined credit quality management
❑ Compelling valuation
Investment Highlights

Appendix

B. Grant Yarber, President & Chief Credit Officer
Grant Yarber joined the Company in June 2003, and he has served as President and Chief Executive Officer since May 2004. Prior to his promotion to Chief Executive Officer, he served as our President and Chief Operating Officer. Prior to joining the Company,
Mr. Yarber served as Chief Credit Officer and Chief Lending Officer for MountainBank in Hendersonville, NC from 2002 to 2003.
With more than 20 years of banking experience, Mr. Yarber has proven his skills as an effective leader throughout his many positions in lending and credit administration. Mr. Yarber began his career as a credit analyst at North Carolina National Bank (now
Bank of America Corporation) in 1989, moving through various positions that included significant leadership roles as Senior Credit
Officer for Business Lending in the Southeastern United States. Prior to his credit role, he served as Regional Executive in Missouri and Illinois for Business Banking, Professional and Executive Banking and Agricultural Lending Lending.
Michael R. Moore, Executive Vice President & Chief Financial Officer
Michael Moore joined the Company in 2007 and serves as the Executive Vice President and Chief Financial Officer. In this position, Mr. Moore is responsible for the Company’s financial activities, including asset and liability management, margin management, investment portfolio management, analyst relations and strategic planning. Mr. Moore has over 29 years of banking experience and most recently served as Senior Vice President of Funds Management for Sky Financial Group Incorporated, where he was responsible for balance sheet management, including the investment portfolio, borrowed funds, margin management of all loan and deposit products and liquidity management. While at Sky Financial Group Incorporated, Mr. Moore was the team leader for due diligence and integration of nine bank mergers over seven years, increasing company assets by approximately $10 billion.
David C. Morgan, Executive Vice President & Chief Banking Officer
David Morgan serves as the Company’s Executive Vice President and Chief Banking Officer. Mr. Morgan joined the Company in
2003 serving as the Triangle Regional President. He has over 27 years of business lending expertise in executive level positions with
Central Carolina Bank (now part of SunTrust Banks, Inc.) where he served Granville, Wake, Durham and Franklin counties. In his function as Chief Banking Officer, Mr. Morgan is responsible for working with high end clients and assisting with the resolution of problem credits.
Experienced Management Team

Mark J. Redmond, Executive Vice President & Chief Credit Officer
Mark Redmond serves as the Executive Vice President and Chief Credit Officer. Mr. Redmond joined the Company in 2005, previously having served as Senior Credit Officer at BB&T for three years, where he was responsible for credit administration for the western half of Kentucky, and as a Relationship Officer with BB&T’s Capital Markets Group for two years. Mr. Redmond has over 17 years of banking experience, concentration in the commercial lending and credit areas. In his function as Chief Credit Officer, Mr.
Redmond is responsible for credit quality, loan review, special assets and the credit department.
Ralph J. Edwards, Senior Vice President & Technology and Operations Executive Officer
Ralph Edwards serves as the Company’s Senior Vice President and Technology and Operations Executive Officer. Mr. Edwards joined the Company in December 2008 serving as Chief Operations Officer. Mr. Edwards has over 30 years of experience in bank operations and information technology. Prior to joining the Company, Mr. Edwards served as Chief Information Officer at First Citizens
Bancshares, Inc. from 2006 to 2008, and as Executive Vice President and IT Operations Services Manager for BB&T from 2003 to
2006. In addition to responsibility for the Company’s technology and operations areas, Mr. Edwards has management oversight for the
Company’s compliance area and mortgage department.
Experienced Management Team

CAPITAL BANK CORPORATION

14%
12%
10%
8%
6%
4%
2%
0%
2007
2008
2009
Jun 2010
Burlington, NC Metropolitan Statistical Area
Charlotte-Gastonia-Rock Hill, NC-SC Metropolitan Statistical Area
North Carolina
All US
Fayetteville, NC Metropolitan Statistical Area
Asheville, NC Metropolitan Statistical Area
Raleigh-Cary, NC Metropolitan Statistical Area
Durham-Chapel Hill, NC Metropolitan Statistical Area

FIG Partners

Unemployment Trends
 ❑ Four of the five major metropolitan
 markets Capital Bank serves are
 significantly below both the US and
 North Carolina state unemployment
 average as of 06/30/10
 ❑ The four MSAs are substantially less
 than the Charlotte-Gastonia-Rock
 Hill MSA as well.
Source: US Bureau of Labor Statistics

CAPITAL BANK CORPORATION

	2006	2007	2008	2009	Q1 2010	Q2 2010
Balance Sheet ($000)						
Total Assets	1,422,384	1,517,603	1,654,232	1,734,668	1,739,857	1,694,336
Total Net Loans	994,705	1,081,536	1,239,573	1,364,221	1,346,925	1,315,339
Total Deposits	1,055,209	1,098,698	1,315,314	1,377,965	1,380,539	1,370,777
Total Equity	161,681	164,300	148,514	139,785	138,792	125,479
Profitability (%)						
Net Income ($000)	12,338	7,858	(55,684)	(6,816)	(5,334)	(13,583)
Net Interest Margin	3.94	3.52	3.07	3.14	3.22	3.25
Efficiency Ratio*	65.71	72.80	77.21	84.36	83.48	81.14
Balance Sheet Ratios/ Capital (%)						
Loans/ Deposits	95.53	99.67	95.37	100.90	99.68	98.56
Securities/ Assets	16.81	17.07	16.81	14.15	13.38	13.50
Total Equity/ Total Assets	11.37	10.83	8.98	8.06	7.98	7.41
Tangible Equity/ Tangible Assets	7.16	6.94	8.77	7.91	7.85	7.28
Tang Common Equity/ Tang Assets	7.16	6.94	6.26	5.53	5.47	4.84
Tier 1 Ratio	10.76	10.19	12.17	10.16	10.24	9.10
Total Risk-based Capital Ratio	11.92	11.28	13.24	11.41	11.73	10.60
Leverage Ratio	9.42	9.10	10.58	8.94	8.80	7.75

FIG Partners

Financial Summary
* Efficiency ratio is computed by dividing noninterest expense by the sum of net interest income and noninterest income, net of goodwill impairment charge in 2008.
Source: SNL Financial, Company Filings

CAPITAL BANK CORPORATION

June 30, 2010

			Credit Quality					
	Total Portfolio ($)	% of total	Nonaccrual Loans ($)	% NPLs	ALLL	ALLL / Loans	YTD NCOs	YTD NCOs / Avg Loans
Triangle	762,827	56.5%	55,170	7.23%	15,904	2.08%	13,672	3.57%
Sandhills	211,809	15.7%	2,462	1.16%	5,156	2.43%	890	0.84%
Triad	161,914	12.0%	706	0.44%	6,276	3.88%	407	0.49%
Western	214,551	15.9%	16,538	7.71%	8,426	3.93%	7,121	6.21%
	1,351,101	100.0%	74,876	5.54%	35,762	2.65%	22,090	3.19%

FIG Partners

Credit Quality – By Region
Note: Dollars in thousands; financial information as of June 30, 2010
Source: Company Filings

CAPITAL BANK CORPORATION

	Q2 '09		Q3 '09		Q4 '09		Q1 '10		Q2 '10	
	Total ($)	% of Loans	Total ($)	% of Loans	Total ($)	% of Loans	Total ($)	% of Loans	Total ($)	% of Loans
Past Due Loans (Still Accruing)										
Triangle	3,771	0.57%	1,443	0.19%	6,476	0.84%	12,834	1.67%	2,370	0.31%
Sandhills	392	0.21%	2,427	1.42%	937	0.44%	357	0.17%	4,796	2.26%
Triad	856	0.44%	6,019	3.56%	763	0.45%	935	0.56%	858	0.53%
Western	505	0.20%	6,392	2.56%	1,169	0.48%	2,975	1.29%	1,734	0.81%
	5,524	0.43%	16,281	1.20%	9,345	0.67%	17,101	1.24%	9,758	0.72%
Total NPLs										
Triangle	9,020	1.27%	9,244	1.20%	17,965	2.34%	37,395	4.88%	55,170	7.23%
Sandhills	2,865	1.80%	1,581	0.93%	2,353	1.12%	2,183	1.02%	2,462	1.16%
Triad	1,008	0.59%	1,291	0.76%	321	0.19%	966	0.58%	706	0.44%
Western	5,637	2.23%	6,406	2.56%	18,873	7.73%	17,661	7.67%	16,538	7.71%
	18,530	1.43%	18,522	1.36%	39,512	2.84%	58,205	4.23%	74,876	5.54%
Net Charge-offs										
Triangle	1,117	0.64%	917	0.50%	1,406	0.73%	5,261	2.74%	8,411	4.40%
Sandhills	173	0.44%	1,308	3.17%	1,068	2.24%	487	0.92%	403	0.76%
Triad	190	0.44%	273	0.64%	93	0.22%	105	0.25%	302	0.74%
Western	90	0.14%	157	0.25%	2,685	4.35%	2,802	4.72%	4,318	7.77%
	1,570	0.49%	2,655	0.80%	5,252	1.52%	8,655	2.48%	13,434	3.91%

FIG Partners

Credit Quality – By Region
Note: Dollars in thousands
Source: Company Filings

CAPITAL BANK CORPORATION

	Balance ($)	Fair value as a % of book value [1]
OREO classifications:		
Construction, land development, and other land	6,789	150%
1-4 family residential properties	1,338	159%
1-4 family residential properties sold with 100% financing	4,309	100%
Commercial properties	2,356	125%
Closed branch office	1,296	116%
Total OREO	16,088	131%

FIG Partners

Credit Quality – OREO Classifications
❑ $16.1 million of OREO at 2Q ’10
Note: Dollars in thousands
(1)Fair value is defined as the most recent third party valuation
Source: Company Filings

Type	Amount	% of Total
U.S. Agency Obligations	$ 47,229	20.6 %
Municipal Bonds	36,479	15.9
MBS - Agency	125,343	54.8
MBS - Non-Agency	8,202	3.6
Other Securities	11,559	5.1
Total	$ 228,812	100.0 %

Investment Portfolio Details
Source: Company Filings

CAPITAL BANK CORPORATION

Amounts In $000s, Except Percentages

Gross Proceeds From Offering *	62,100
Less Underwriting Fees & Commission	3,726
Less Legal, Printing, & Other Expenses	400
Net Proceeds From Offering	57,974

Tangible Common Equity / Tangible Assets	2Q10 Actual	2Q10 Pro Forma
Total Shareholders' Equity	125,479	125,479
Less Preferred Stock	41,279	41,279
Less Intangible Assets	2,241	2,241
Tangible Common Equity	**81,959**	**81,959**
Plus Net Proceeds From Offering		57,974
Pro Forma Tangible Common Equity		**139,933**
Total Assets	1,694,336	1,694,336
Less Intangible Assets	2,241	2,241
Total Tangible Assets	**1,692,095**	**1,692,095**
Plus Net Proceeds From Offering		57,974
Pro Forma Tangible Assets		**1,750,069**
Tangible Common Equity / Tangible Assets	**4.84%**	**8.00%**

FIG Partners

Pro Forma Capital Ratios Reconciliation
*Based on $1.80 per share offering price.

CAPITAL BANK CORPORATION

Amounts In $000s, Except Percentages

Pre-Tax Pre-Provision ROAA	12/31/2006 YTD Actual	12/31/2007 YTD Actual	12/31/2008 YTD Actual	12/31/2009 YTD Actual	3/31/2010 YTD Actual	6/30/2010 YTD Actual
Net Income	12,338	7,858	(55,684)	(6,816)	(5,334)	(18,917)
Income Taxes	6,271	3,124	(1,207)	(7,013)	(3,909)	(7,485)
Loan Loss Provision	531	3,606	3,876	23,064	11,734	31,771
Adjusted for the following:						
Net Securities Gains/Losses & OTTI Charges	188	(49)	249	(395)	328	397
Other Nonrecurring Revenue	0	0	374	934	0	0
Other Nonrecurring Expenses	0	1,400	65,200	0	0	0
FDIC Special Assessment	0	0	0	765	0	0
FTE Adjustment	1,136	2,057	1,628	1,796	462	865
Pre-Tax Pre-Provision Earnings	**20,088**	**18,094**	**13,190**	**11,257**	**2,625**	**5,837**
Annualized Pre-Tax Pre-Provision Earnings	**20,088**	**18,094**	**13,190**	**11,257**	**10,500**	**11,674**
Average Assets	$1,352,537	$1,453,074	$1,582,576	$1,691,964	$1,732,940	$1,726,051
Pre-Tax Pre-Provision ROAA	**1.49%**	**1.25%**	**0.83%**	**0.67%**	**0.61%**	**0.68%**

FIG Partners

Pre-Tax Pre-Provision Income Reconciliation

Presented By:

FIG Partners

Ideas and Execution on Financial Institutions